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                                                                    Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 20, 1998 (except for the pooling of interests with the Dancing Rabbit Golf Club, as to which the date is July 3,
2001), in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-63348) and related Prospectus of Choctaw Resort Development Enterprise for the registration of $200,000,000 of its 9 1/4% Senior Notes due 2009.

                                                /s/ Ernst & Young LLP


Jackson, Mississippi
August 23, 2001